                                                                   EXHIBIT 10.62

--------------------------------------------------------------------------------
                         METLIFE DEFERRED COMPENSATION PLAN

                                                       2002
--------------------------------------------------------------------------------





                                  For Officers

DEFERRED COMPENSATION
PLAN FOR OFFICERS


The MetLife Deferred Compensation Plan for Officers provides you with the opportunity to defer receipt of a portion of your compensation to a later date, reducing gross income in the year of the deferral for purposes of federal and most state income taxes. A MetLife Plan Committee administers the Deferred Compensation Plan. This booklet will serve as the plan document.



QUESTIONS?

Nonqualified Plan Services
Sandra Lukowsky
Phone: (877) 855-NQPS (6777), prompt 3
Fax: (314) 444-0428
E-mail: slukowsky@genam.com

                            SUMMARY TABLE OF CONTENTS


                                                                PAGE
         ELIGIBILITY                                              1

         MAKING A DEFERRAL ELECTION                               2

         DEFERRED COMPENSATION ACCOUNTS                           3

         FUND OPTIONS                                             4

         FUND OBJECTIVES                                         5-6

         DISTRIBUTION OF FUNDS                                   7-8

         BENEFICIARY DESIGNATIONS & MISCELLANEOUS                9-11

         QUESTIONS AND ANSWERS                                  12-15

         PLAN SUMMARY - AT A GLANCE . . .                       16-17

ELIGIBILITY

Officers (as defined by the Plan Committee) of Metropolitan Life Insurance Company, Metropolitan Property and Casualty Company, MetLife Securities Inc., MetLife Trust Company and Association, MetLife Bank National Association, and Edison Supply and Distribution Inc. are eligible to participate in the Deferred Compensation Plan for Officers. Also eligible are certain MetLife employees who had formerly been participants of the GenAmerica Executive Deferred Savings Plan. Officers appointed during a Plan year will be eligible to participate for the next Plan year.

If you choose to participate, deferral will begin on January 1 of each year.

ELIGIBLE COMPENSATION

Annual Cash Compensation consisting of: base salary, awards under incentive compensation plans such as Annual Variable Incentive Plan, Corporate Investments Incentive Plan, Real Estate Investments Incentive Plan, Agricultural Investments Incentive Plan, Individual Regional Executive Plan and Institutional Regional Executive Plan and awards under the Long Term Performance Compensation Plan or equivalent incentive plans may be deferred. The Company reserves the right to restrict the amount of deferral so that it does not exceed any legal limits. The deferral of base salary may be expressed as either a dollar amount or a percentage, but cannot exceed 75% of base salary. The deferral of any incentive payment may be expressed only as a percentage up to 100%. The minimum amount that may be deferred is 5% of Annual Cash Compensation, but not less than $5,000.

FICA, Medicare, and any other taxes which are due in the year deferred amounts would have otherwise been payable will be paid from your other compensation.

The amount you elect to defer may be limited if other compensation is not sufficient to cover FICA, Medicare and other required taxes as well as deductions for MetLife Options and other benefit programs.

MAKING A
DEFERRAL ELECTION


To designate a deferral, you must complete the on-line Deferral Election Form by the due date outlined in the Enrollment Instructions. This due date will be prior to the year in which the deferred amounts would have been otherwise paid.

Deferral of base salary amounts will begin with the first January payroll period and end with the last December payroll period in the year following the deferral election.

IN ADDITION TO INDICATING THE AMOUNT TO BE DEFERRED, YOU MUST ALSO DECIDE:

o THE INVESTMENT OPTION -Earnings (gains or losses) will be credited to participant's accounts in accordance with the performance of the funds selected. Investment choices may be changed up to six times per year, as provided in the Fund Options section.

o THE DISTRIBUTION DATE -This cannot be less than three years after the year of deferral. Once you have designated a distribution date, this decision cannot be changed, except as otherwise provided in the Distribution of Funds section.

o THE DISTRIBUTION METHOD -Payment may be in a single lump sum, or up to fifteen annual installments. Once you have designated a distribution method, this decision cannot be changed, except as otherwise provided in the Plan. Refer to the Distribution of Funds section of this document for more information on distributions.

DEFERRED COMPENSATION
ACCOUNTS

An account will be established for the annual deferrals of each participant in the Deferred Compensation Plan. These accounts are unfunded, meaning any amounts credited to the accounts will be solely for record-keeping purposes and will not be considered to be held in trust or in escrow or in any way vested to the participant.

The maintenance of such account will not give you any right or security interest in any asset of MetLife. Any asset invested by MetLife in connection with this plan shall at all times be subject to the claims of the general creditors of MetLife. Your deferral amounts are also subject to the claims of the general creditors of MetLife.

The amount deferred will be credited to the deferral account at the end of each period in which the funds would otherwise have been paid. Your account will be credited with investment income and losses, which will reflect the actual experience of the funds, selected. The available funds are described in the Fund Objective section of this booklet. It is within the discretion of the Company whether actual investment of your deferrals is made according to your stated preferences. However, the funds you select will be used as a device for determining investment returns to your account. Your investment returns will "mirror" the actual performance of the funds you choose.

Your deferrals are subject to investment risk. As with any investment, if the returns on the funds you choose are positive, your account balance will grow. If the returns are negative, your account balance will diminish. Please review the investment objectives of the various funds before making your decision.

If you participate in this Plan and the Savings and Investment Plan (SIP) the company currently provides a 4% matching contribution for deferrals of salary and incentive compensation (the Long Term Incentive Plan is not eligible for matching contributions) after one year of employment with the company. The matching account is subject to the same vesting schedule as the Savings and Investment Plan. The matching contribution, if applicable, will be credited to your matching account at the same time the corresponding deferral is credited to your deferral account. Your matching account will mirror the fund selection of your deferred amounts. The company reserves the right to discontinue the matching contribution at any time.

FUND OPTIONS

PARTICIPANTS MAY CHOOSE AMONG THE FOLLOWING INVESTMENT FUND OPTIONS:

ACTIVELY MANAGED FUNDS                    MARKET INDEX OPTIONS
----------------------                    --------------------
MetLife SIP Fixed Income Fund             S&P 500
Loomis Sayles Bond Fund                   Russell 2000(R)
Oakmark Fund                              NASDAQ Composite
MetLife SIP Small Company Stock Fund      MSCI-EAFE(R)
Oakmark International Portfolio           Lehman-Brothers Aggregate
                                          Merrill Lynch US HighYield Master II
                                          MSCI Emerging Market Free Index


See the Fund Objectives section for information about the investment options, including investment objectives.

Elections must be made in multiples of 5%. The participant may change investment choices up to six times each year, by contacting Nonqualified Plan Services at
(877) 855-6777 or fax (314) 444-0428. The changes will be made as of the business day your written request is received, if received before the close of the market for that day or as of the next business day, if received after the close of the market for that day. You will receive a confirmation statement within two weeks.

MetLife (or its successor) retains the discretion to change or eliminate any or all of the available investment options and to unilaterally impose any other measure of earnings, which the Company deems to be appropriate. MetLife (or its successor) also retains the discretion to amend or eliminate the procedure for making investment elections.

FUND OBJECTIVES

ACTIVELY MANAGED FUNDS

Following are brief descriptions of the investment objectives of each of the actively managed funds:

METLIFE SIP FIXED INCOME FUND

         This portfolio seeks to achieve the highest possible current income consistent with the preservation of capital and predictable growth through a guaranteed interest rate by investing in Guaranteed Interest Contracts or similar contracts.

LOOMIS SAYLES BOND FUND

         This portfolio seeks to achieve high total return through current income and capital appreciation, by investing primarily in debt securities including convertibles. At least 65% of its total assets will normally be invested in bonds. Up to 35% of its assets may be invested in securities of below investment-grade quality, and up to 20% of assets may be invested in preferred stocks. SEE NOTE l, on next page.

OAKMARK FUND

         This portfolio seeks to achieve high total return through long-term growth of capital appreciation by investing primarily in equity securities. Up to 25% of its total assets may be invested in securities of non-U.S. issuers, but no more than 5% of assets are expected to be invested in emerging markets.

METLIFE SIP SMALL COMPANY STOCK FUND

         This portfolio seeks to achieve high total return through long-term growth of capital appreciation by investing in the stocks of small U.S. companies with strong growth potential. SEE NOTE 2, on next page.

OAKMARK INTERNATIONAL PORTFOLIO

         This portfolio seeks to achieve high total return through long-term growth of capital appreciation by investing in the stocks of international equity securities of mature markets, less developed markets, and in selected emerging markets. There are no limits on the geographic asset distribution. At least 65% of its total assets will normally be invested in non-U.S. issuers. SEE NOTE 3, on next page.

   MARKET INDEX OPTIONS

The investment objective of each of these funds is to seek to match the performance of its index.

S&P 500 INDEX

     An index of the 500 largest capitalized stocks in the United States that is widely recognized as a guide to the overall health of the U.S. stock market.

RUSSELL 2000(R)

     This Index measures stock performance of 2000 smaller U.S. companies with market capitalization under $1.5 billion. SEE NOTE 2.

NASDAQ COMPOSITE INDEX

     A market capitalization-weighted index that is designed to represent the performance of the National Market System which includes over 5,000 stocks traded only over-the-counter and not on an exchange. SEE NOTE 4

MSCI-EAFE INDEX(R)

     The Morgan Stanley Capital International Europe, Australasia, Far East Index; a widely recognized benchmark of the world stock markets (excluding the United States). SEE NOTE 3.

LEHMAN-BROTHERS AGGREGATE BOND INDEX

     A benchmark index made up of the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index, including securities that are investment-grade quality or higher, have at least one year to maturity, and have an outstanding par value of at least $100 million.

MERRILL LYNCH US HIGH YIELD MASTER II

     This Index is composed of below grade debt securities, including convertibles. SEE NOTE 1.

MSCI EMERGING MARKET FREE INDEX

     The MSCI Emerging Markets Free Index measures the performance of stocks of companies in emerging countries in four major regions: Asia, Latin America, Eastern Europe and the Middle East/Africa. SEE NOTE 3.

There is no guarantee that any fund will achieve its objective.

   Note 1 - Lower rated high yield, high-risk securities generally involve more credit risk. These securities may also be subject to greater market price fluctuations than lower yielding higher rated debt.

   Note 2 - Investments in small capitalization and emerging growth companies involve greater than average risk. Such securities may have limited marketability and the issues may have limited product lines, markets and financial resources. The value of such investments may fluctuate more widely than investments in larger more established companies.

   Note 3 - International stocks contain additional risks that are not associates with U.S. domestic issues, such as changes in currency exchange rates, different governmental regulations, economic conditions and accounting standards.

   Note 4 - This index is weighted in technology issues. The technology industry can be significantly affected by obsolescence, short product cycles, falling profits, and prices, and competition from new market participants. A choice that is weighted in one sector is more volatile than those that diversify across many industry sectors.

DISTRIBUTION OF FUNDS

WHEN FUNDS ARE DISTRIBUTED

When completing your election you must designate when payment of your accounts will commence and the duration of the payment period. Payment of each year's accounts must begin on the earlier of:

     (A) no more than 60 days following termination of service as a MetLife employee, or

     (B) on a specific date chosen by the participant, or at some other point in time as specifically approved by the Plan Committee.

The earliest date that a participant can choose is January following the third year after the deferral was completed. For example, the 2002 deferral account cannot be distributed before the month of January 2006. Actual payment will be made as early as practical during the selected month.

If you leave the company's employ and immediately become a retiree your account balance will be distributed to you beginning on the date and under the method selected by you when you made your deferral elections. For the purpose of this deferred compensation plan, you will be regarded as a retiree only at the time that you actually begin receiving pension payments under the MetLife Retirement Plan or subsidiary retirement plan.

Except as otherwise stated below, if you separate from service voluntarily or involuntarily prior to becoming eligible for early retirement under the MetLife Retirement Plan or a subsidiary retirement plan, your entire account will be paid to you shortly after your termination date. If you receive severance payments as part of your termination of employment, your entire account will be distributed when your severance payments are completed.

If you separate from service under a Company severance program prior to attaining early retirement eligibility under the MetLife Retirement Plan or a subsidiary retirement plan and pursuant to the terms of the severance program and the applicable retirement plan you will be considered an early retiree upon attaining age 55, your account balance will be distributed to you beginning on the date and under the method selected by you when you made your deferral elections.

TAXES

Payments are subject to such deductions as may be required in accordance with all federal, state, and local tax laws and regulations.

FORM OF PAYMENT

The Plan participant may elect to receive the account balance in a lump sum payment or up to fifteen annual installments. Each annual installment will be a fraction of the account balance with one being the numerator and the denominator being the number of remaining payments. Therefore, if you elect to receive ten annual payments, the first payment is equal to 1/10th of the account balance. The second year is equal to 1/9th and so on until the final payment is made. The lump sum payment or first installment payment will be made as soon as practical following the event initiating the payment (specific date, retirement, etc.), but not more than 30 days after the event. The remaining annual installments will be made during the month of the anniversary of the event that initiated the first payment.

LOANS

No loans can be taken from your account.

HARDSHIP EXCEPTIONS

In the case of extreme hardship, amounts being deferred may be discontinued and/or payments of the amounts already deferred may be advanced at the discretion of the Plan Committee. However, the total amount of discontinuance or payment advanced cannot exceed the funds required to satisfy the financial consequences of the hardship.

Extreme hardship includes any unforeseeable or extraordinary occurrence or event caused by an event beyond the control of the participant or beneficiary, such as illness, disability, accident, or family problems resulting in a participant's financial need that cannot be met from other assets or normal sources of income.


ACCELERATED DISTRIBUTION FEATURE

You may submit a written request to the Committee for a lump sum distributions without a hardship, but you must withdraw the full account balance for all years you made deferrals under the Plan and there will be a 10% penalty forfeited to the Company. In addition, the distribution will be deemed to be taxable income. Future deferrals under the Plan will not be permitted until the Plan year commencing at least three years after the date of the distribution


DEATH OF THE PARTICIPANT

In the event that the participant dies prior to the commencement or completion of distributions under the plan, the balance of the deferred compensation account will immediately become due and payable in one lump sum to your designated beneficiary (as provided in the Beneficiary Designations & Miscellaneous section)

BENEFICIARY DESIGNATIONS & MISCELLANEOUS


BENEFICIARY DESIGNATIONS

You may designate an individual, a trustee or your estate as beneficiary and you may change your beneficiary at any time. A beneficiary designation will be valid as of the date the request is received, and will apply to current and all prior year deferrals under this plan. If there is no valid beneficiary designation, or if no designated beneficiary survives the participant, the account balance at your death shall be paid as soon as practicable to your surviving spouse, and in the event you are not married at death, to your estate.


NONASSIGNABILITY

Neither the participant nor any designated beneficiary shall have any right to sell, assign, transfer, pledge or commute any rights under this Plan.

ADMINISTRATION

MetLife through a Plan Committee administers the Plan. The Committee will have full discretion to interpret and administer the Plan and its decision in any matter involving the interpretation and application of the Plan will be final and binding on all parties.

AMENDMENT AND TERMINATION

The Company reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at any time by action of its Board or by a written instrument executed by a duly authorized officer of the Company. No amendment can reduce the account credited to a participant under the Plan as of the amendment date, except to the extent that the participant agrees in writing to such reduction.

CHANGE OF CONTROL PROTECTION

You may designate that if there is a "Change of Control" (as defined below) of the MetLife enterprise and you leave the Company's employ for any reason within two years after the Change of Control, your entire account balance will be paid to you shortly after your termination date notwithstanding any election to the contrary.

"Change of Control." (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

         (i) any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the MetLife, Inc. representing 25% or more of the combined Voting Power of the MetLife, Inc.'s securities;

         (ii) within any 24-month period, the persons who were directors of the MetLife, Inc. at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the MetLife, Inc. (the "Board") or the board of directors of any successor to the MetLife, Inc.; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (a)(ii);

         (iii) the stockholders of the MetLife, Inc. approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the MetLife, Inc. which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the MetLife, Inc. immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the MetLife, Inc. immediately prior to such Corporate Event; or

         (iv) any other event occurs which the Board declares to be a Change of Control.

(b) Person. For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include
         (x) the MetLife, Inc. or any Affiliate, (y) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (z) any employee benefit plan (including an employee stock ownership plan) sponsored by the MetLife, Inc. or any Affiliate.

(c) Voting Power. "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

(d) Affiliate. An "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the MetLife, Inc..

QUESTIONS AND
ANSWERS


WHAT IS THE DIFFERENCE BETWEEN THE DEFERRED COMPENSATION PLAN (DCP) AND A 401(k) PLAN SUCH AS THE SAVINGS AND INVESTMENT PLAN (SIP)?

A 401(k) plan is a "qualified plan" -- this means that it is qualified under the Internal Revenue Code. Under a 401(k) plan, participants can defer income, subject to certain limits. The chief limitations of 401(k) plans are the various Internal Revenue Code-imposed caps on the amount that can be deferred. Your deferrals into the SIP will cease when your cumulative income exceeds the compensation limit ($200,000 in 2002) imposed by the Internal Revenue Code.

The chief advantages of the DCP are the substantially greater deferral opportunities it can offer. The chief disadvantage is that it does not offer the security of a qualified plan, which is afforded full ERISA protection.

Participation in the DCP does not affect your ability to participate in SIP. If eligible, you can participate in either or both plans. However, you must defer into the SIP to receive a matching contribution in the DCP.

I AM CONSIDERING DEFERRING $10,000 UNDER THE DEFERRED COMPENSATION PLAN FOR OFFICERS. WHAT ARE THE ADVANTAGES OF THIS DEFERRAL VERSUS AFTER-TAX INVESTMENT?

Assume you defer $10,000 in 2002, requesting a distribution in 2007, combined federal and state income tax rates remain level at 45% and the value of the deferral increases at 10% per year. (For the purpose of this example, the 1.45% Medicare tax withholding is ignored.)

                                DEFERRED COMPENSATION PLAN          AFTER-TAX INVESTMENT
                              -----------------------------     --------------------------
YEAR                           VALUE     TAXES    NET VALUE      VALUE     TAXES    NET VALUE
----                          -------    ------   ---------     ------     ------   ---------
2002 (Year of Deferral)       $10,000    $    0    $10,000      $10,000    $4,500     $5,500
2003                          $11,000    $    0    $11,000      $ 6,050    $    0     $6,050
2004                          $12,100    $    0    $12,100      $ 6,655    $    0     $6,655
2005                          $13,310    $    0    $13,310      $ 7,321    $    0     $7,321
2006                          $14,641    $    0    $14,641      $ 8,053    $    0     $8,053
2007 (Year of Distribution)   $16,105    $7,247    $ 8,858      $ 8,858    $1,511*    $7,347

Tax rates may vary and are subject to change. MetLife recommends that you speak to your tax advisor before making an election under this Plan.

* Assumes investment in a deferred annuity with no penalty at withdrawal.

WHY DO I HAVE TO MAKE A DEFERRAL ELECTION IN THE YEAR PRIOR TO THE YEAR SUCH PAYMENTS WOULD OTHERWISE BE MADE?

In order for your deferral to be valid from a tax perspective, you must submit your election form prior to the year in which you would otherwise have a right to the compensation. If you pay your income taxes based on a fiscal year instead of a calendar year, you must elect to defer compensation in the fiscal year prior to the fiscal year in which the payment would otherwise be made.

WHAT WOULD HAPPEN TO MY DEFERRALS IN THE EVENT METLIFE BECOMES INSOLVENT?

In the unlikely event of MetLife's insolvency, Plan participants would be viewed as general creditors and their claims for their deferrals would be treated in the manner and sequence stipulated by New York State Insurance Law.

WHEN AM I TAXED ON DEFERRED COMPENSATION OR EARNINGS THEREON?

Under current law, for federal (and most state) income tax purposes you will not be taxed until you actually receive this money. Some states and localities do not exclude deferred compensation from current taxation (check with your tax advisor to find out if this is the case in your state). Note, however, that your deferrals and the vested portion of the company match are subject to current Social Security (FICA) taxes.

ARE DISTRIBUTIONS ELIGIBLE TO BE ROLLED OVER INTO AN IRA?

No. Because this is not a tax-qualified plan under the Internal Revenue Code, you cannot roll your distributions over into an IRA, another employer's qualified plan, or non-qualified plan when you leave MetLife. When electing a Plan distribution, we encourage you to seek professional tax advice to determine the best course of action for your financial circumstances.

WILL PAYMENT TO MY BENEFICIARIES BE INCLUDED IN MY GROSS ESTATE FOR FEDERAL ESTATE TAX PURPOSES?

Yes. Under current federal estate tax laws, the present value of your account balances at the time of your death will be included in your gross estate. If, however, your beneficiary is your spouse and the payments qualify for the estate tax marital deduction, in effect these amounts will not give rise to federal estate taxes. The federal estate tax law is scheduled to be repealed after 2009, but this repeal will expire at the end of 2010 unless Congress acts to extend the repeal. This creates an uncertain atmosphere for estate tax planning. You are strongly encouraged to seek the assistance of a professional estate planner.

IS MY DEFERRAL INCLUDED IN THE SOCIAL SECURITY WAGE BASE?

Yes. Deferrals are subject to withholding for Social Security (FICA) taxes in the year of the deferral to the extent of the annual taxable wage base under Social Security. There is no maximum annual taxable wage base for the hospital insurance tax provision of FICA (the "Medicare tax"). With regard to the Company's matching amounts, those amounts will be subject to FICA taxes at the later of the time when they are credited to your account or when they become vested. Required withholdings for FICA shall be made from your other compensation. If other compensation is not sufficient to cover your FICA taxes, your deferral will be reduced.

WILL I PAY SOCIAL SECURITY TAXES WHEN I TAKE MY DISTRIBUTION?

No. Because Social Security taxes were taken into account at the time the deferrals were made, you owe no additional Social Security taxes when distributions are made. Distributions of deferred amounts will not affect receipt of Social Security benefits.

HOW WILL MY DEFERRALS AFFECT MY OTHER BENEFITS?

LIFE INSURANCE FOR YOU, SURVIVOR BENEFIT, SHORT TERM DISABILITY AND LONG TERM DISABILITY

Your pay used to calculate benefits for these Plans will be calculated based on pre-deferral amounts.

COMPENSATION CONTINUANCE PLAN

Deferrals will continue to be taken from your pay during periods of short illness absence in which you are paid under the Company's Compensation Continuance Plan.

PENSION BENEFITS

Your final average pay will be based on annual base compensation and incentive payments, not receipts. That is, the calculation will be based on the pre-deferral amounts. However, to the extent your pension benefit is attributable to deferred amounts, your benefit will be paid from the auxiliary pension plan and not the qualified retirement plan. Your Long Term Performance Compensation Plan and certain other bonuses are not taken into account when determining your pension benefit.

SAVINGS AND INVESTMENT PLAN (SIP)

If you are participating in both, the Savings and Investment Plan (SIP) and the Deferred Compensation Plan, the Company's 4% match will be allocated as follows:

COMPENSATION                 SIP (QUALIFIED PLAN)        AUXILIARY SIP          DEFERRED COMPENSATION PLAN
------------                 --------------------        -------------          --------------------------
NON-DEFERRED COMPENSATION:            X
UP TO $200,000*

NON-DEFERRED COMPENSATION                                       X
IN EXCESS OF $200,000*

DEFERRED COMPENSATION                                                                        X


FOR EXAMPLE:

Annual Cash Compensation        $300,000
Amount of Deferral              $ 60,000
                                --------
Non-Deferred Compensation       $240,000

The 4% SIP match would be allocated as follows

COMPENSATION                 SIP (QUALIFIED PLAN)        AUXILIARY SIP          DEFERRED COMPENSATION PLAN
------------                 --------------------        -------------          --------------------------
NON-DEFERRED COMPENSATION:         $8,000
UP TO $200,000*                4% OF $200,000

NON-DEFERRED COMPENSATION                                   $1,600
IN EXCESS OF $200,000*                             4% OF ($240,000-$200,000)

DEFERRED COMPENSATION                                                            $2,400 (4% OF $60,000)

* Maximum compensation limit under the Internal Revenue Code (IRC) for Qualified Plans, indexed from time to time, is $200,000 for 2002. Note that the Company matching contributions for Auxiliary SIP and Deferred Compensation Plan are subject to FICA tax as well.


HOW ARE PLAN PAYMENTS TO ME OR MY BENEFICIARIES TREATED FOR INCOME TAX PURPOSES?

For federal tax purposes, generally, payments are taxed as ordinary income when received and are subject to income tax withholding at the rate applicable in the year received. For deferrals that are excluded from state and local taxable income at the time the deferrals are made, payments are taxed as ordinary income when received.

For deferral payments made while you are an active employee, MetLife uses a flat income tax withholding rate.

HOW DOES METLIFE FUND THE DEFERRED COMPENSATION ACCOUNTS?

The deferred compensation accounts established for each participant are unfunded. The accounts are solely for record-keeping purposes. MetLife has established a Rabbi Trust designed to support the account balances deferred by Metropolitan Life Insurance Company employees and certain other programs with assets and change of control protection. The existence of the trust in no way guarantees payment to any participant. It is important to understand that, at all times, the Trust assets remain subject to the claims of MetLife's general creditors and are not secured against all contingencies, including the Company becoming insolvent.

HOW WILL EARNINGS BE CREDITED TO MY ACCOUNT?

The investment options you select are used solely as a device for crediting investment returns to your account; your deferrals will not actually be invested in the investment options. Your investment returns will "mirror" the actual performance of the investment options you choose and performance will be measured on a daily basis. Your deferrals are subject to investment risk. As with any investment, if the returns on the funds you choose are positive, your account balance will grow. If the returns are negative, your account balance will diminish.

PLAN SUMMARY


AT A GLANCE . . .

--------------------------------------------------------------------------------
PURPOSE OF THIS NONQUALIFIED PLAN   To provide select management associates with
                                    the opportunity to defer income and receive
                                    matching contributions without regard to
                                    qualified plan limitations.

--------------------------------------------------------------------------------
ELIGIBILITY                         Officers and certain MetLife employees who
                                    formerly had been participants of the
                                    GenAmerica Executive Deferred Savings Plan.

--------------------------------------------------------------------------------
MATCHING AMOUNT                     After one year of employment and if you are
                                    participating in the MetLife Savings and
                                    Investment Plan (SIP), the Company will
                                    match 4% of the compensation deferred
                                    (excluding deferrals of the Long Term
                                    Performance Compensation Plan).

--------------------------------------------------------------------------------
INVESTMENT CREDITS                  Accounts credited as if invested at your
                                    direction among several (currently twelve)
                                    funds with different investment objectives.

--------------------------------------------------------------------------------
CHANGING DEFERRAL RATE              Not permitted, except during extreme
                                    hardship.

--------------------------------------------------------------------------------
CHANGING INVESTMENT DIRECTION       Anytime, limited to 6 times per year (future
                                    deferral and existing account balances).

--------------------------------------------------------------------------------
DISTRIBUTIONS

                FORM Single lump sum, or up to fifteen annual installments.

                TIMING              Upon separation of employment or in a
                                    designated future year.

                ACCELERATED         Immediate lump sum payment, 10% penalty, and
                FEATURE             three-year suspension, see Distribution of
                                    Funds section.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INDIVIDUAL TAX                      Distributions are taxable as ordinary income
CONSEQUENCES                        at the time distributed.

                                    No tax-deferred rollover to an IRA,
                                    qualified plan, or non-qualified plan is permitted.

                                    FICA and state income taxes may be payable at an earlier date on amounts credited to participants accounts.

--------------------------------------------------------------------------------
SECURITY                            This nonqualified plan is unfunded, so
                                    participant accounts are maintained for
                                    record keeping purposes only. However,
                                    Metropolitan Life Insurance Company may set
                                    aside assets within a special Rabbi Trust
                                    that protects accounts in event of change of
                                    control, but not bankruptcy.
--------------------------------------------------------------------------------